UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2025

Coinbase Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40289	46-4707224
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Madison Avenue Suite 2400 New York, NY	10010
(Address of principal executive offices)[1]	(Zip Code)[1]

Not Applicable

(Registrant’s telephone number, including area code)1

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.00001 par value	COIN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

[1]

We are a remote-first company. Accordingly, we do not maintain a headquarters. We are including this address solely for the purpose of satisfying the Securities and Exchange Commission’s request. Stockholder communications may also be sent to the email address: secretary@coinbase.com.

Item 7.01 Regulation FD Disclosure.

As previously disclosed, in June 2023, the Securities and Exchange Commission (the “SEC”) filed a complaint in the U.S. District Court for the Southern District of New York (the “District Court”) against Coinbase Global, Inc. (the “Company”) and Coinbase, Inc. (together with the Company, “Coinbase”), alleging that Coinbase, Inc. had acted as an unregistered securities exchange, broker, and clearing agency in violation of Sections 5, 15(a) and 17A(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that, through its Staking program, Coinbase, Inc. had offered and sold securities without registering its offers and sales in violation of Sections 5(a) and 5(c) of the Securities Act of 1933, as amended (the “Securities Act”). The SEC also alleged that the Company was liable for the alleged violations as an alleged control person of Coinbase, Inc. The case is captioned SEC v. Coinbase, Inc. et al. (the “Litigation”).

On March 27, 2024, the District Court issued an order denying in part and granting in part Coinbase’s motion for judgment on the pleadings. The order denied Coinbase judgment on the pleadings with respect to the SEC’s claims (i) under the Exchange Act regarding Coinbase’s digital asset platform and Prime services and (ii) under the Securities Act regarding Coinbase’s Staking services. The District Court granted Coinbase judgment on the pleadings with respect to the SEC’s claims under the Exchange Act regarding Coinbase’s Wallet application.

On April 12, 2024, Coinbase moved the District Court to certify the order for interlocutory appeal to the U.S. Court of Appeals for the Second Circuit (the “Court of Appeals”). On January 7, 2025, the District Court granted Coinbase’s certification motion for interlocutory appeal and ordered the proceedings in the District Court stayed pending resolution of the interlocutory appeal. On January 17, 2025, Coinbase filed its petition for interlocutory appeal in the Court of Appeals. The SEC has sought an extension of its time to respond to the petition until March 14, 2025.

On February 21, 2025, the Company announced that it and Coinbase, Inc. have reached an agreement in principle with the SEC Staff, subject to the approval of the SEC’s Commissioners, to jointly stipulate to the dismissal of the Litigation with prejudice.

The Company is publishing additional information on a blog related to the foregoing which can be found at www.coinbase.com/blog and on the X feeds of Brian Armstrong (@brian_armstrong) and Paul Grewal (@iampaulgrewal). Information on or accessible through the Company’s website or X is not incorporated by reference in this Current Report on Form 8-K.

This information shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements including, but not limited to, statements related to the Company’s expectations regarding the status of its ongoing litigation with the SEC. These forward-looking statements are based on management’s beliefs and assumptions and on information available to management as of the date they are made. However, investors should not place undue reliance on any such forward-looking statements because they speak only as of the date they are made. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results, events and developments to differ materially from the Company’s historical experience and its present expectations or projections. These risks and uncertainties include, but are not necessarily limited to, those described in the Company’s filings with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COINBASE GLOBAL, INC.

Dated: February 21, 2025	By:	/s/ Alesia J. Haas
Alesia J. Haas
Chief Financial Officer